EXHIBIT 10








                               ENCON SYSTEMS, INC.
                                 86 South Street
                         Hopkinton, Massachusetts 01748

                                                        As of September 11, 1996

Providence Energy Corporation
100 Weybosset Street
Providence, Rhode Island 02903

Re: $350,000 Secured Term Note and Common Stock Purchase Warrants

Gentlemen:

         Encon Systems, Inc., a Delaware corporation (the "Company"), hereby agrees with Providence Energy Corporation, a Rhode Island corporation (the "Purchaser"), as follows (except as otherwise indicated, all capitalized but undefined terms used herein shall have the meanings ascribed to them in Article
VI):

                                    ARTICLE I

                  PURCHASE, SALE AND TERMS OF NOTE AND WARRANTS

         1.01. The Note. The Company has authorized the issuance to the Purchaser of its Secured Term Note, due March 11, 1997, unless extended pursuant to Section 1.05(b) hereof, in the original principal amount of $350,000 (the "Note", which term shall also include any Note delivered in exchange or replacement therefor). The Note shall be substantially in the form set forth in
Exhibit 1.01 hereto.

         1.02. The Warrants. The Company has authorized the issuance to the Purchaser of the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of 7,000,000 shares of the Company's Common Stock, $.01 par value. The Common Stock Purchase Warrants shall be substantially in the form set forth in Exhibit 1.02 hereto and are herein referred to individually as a "Warrant" and collectively as the "Warrants", which terms shall also include any warrants delivered in exchange or replacement therefor.









         1.03.    Purchase and Sale of Note and Warrants.

                  (a) The Closing. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchaser agrees to purchase, the Note and the Warrants for an aggregate purchase price of $350,000. Such purchase and sale shall take place at a closing (the "Closing") to be held at the office of Messrs. Hinckley, Allen & Snyder, 1500 Fleet Center, Providence, Rhode Island on September 11, 1996 at 10:00 a.m., or on such other date and at such time as may be mutually agreed upon. At the Closing, the Company will initially issue one Note, payable to the order of the Purchaser, in the principal amount of $350,000 and issue one Warrant, registered in the name of the Purchaser, to purchase (subject to adjustment as provided for therein) 7,000,000 shares of the Company's Common Stock.

                  (b) Allocation of Purchase Price. The Company and the Purchaser, having adverse interests and as a result of arm's length bargaining, agree that (i) the Purchaser has not rendered and has not agreed to render any services to the Company in connection with this Agreement, the issuance of the Note or the Warrants, (ii) the Warrants are not being issued as compensation; and (iii) for the purpose, and within the meaning, of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended, the issue price of the Note is $350,000. The Company and the Purchaser acknowledge that this allocation is based on the relative fair market values of the Note and Warrants. The Company and the Purchaser recognize that this Agreement determines the original issue discount to be taken into account by them for federal income tax purposes on the Note and they agree to adhere to this Agreement for such purposes.

                  (c) Use of Proceeds. The Company agrees to use the full proceeds from the sale of the Note and Warrants solely to assist the Company in performing its obligations under the PepsiCo Agreement, for corporate overhead and for working capital as agreed to from time to time by the Purchaser.

         1.04. Payments and Endorsements. Interest only payments at the rate set forth in the Note shall be payable on the last day of October, 1996 and continuing on the last day of each month thereafter until the payment in full of amounts under the Note. Payments of principal, interest and premium, if any, on the Note, shall be made directly in immediately available funds by wire transfer or by cashier's or certified check duly mailed or delivered to the Purchaser at its address referred to in Section 7.03 hereof, without any presentment or notation of payment, except that prior to any transfer of the Note, the holder of record shall endorse on such Note a record of the date to which interest has been paid and all payments made on account of principal of such Note.





                                        2







         1.05.    Redemptions.

                  (a) Required Redemptions. On March 11, 1997 (unless extended as provided in subsection (b) below), the Company will redeem the entire then-outstanding principal amount under the Note, together with all accrued and unpaid interest then due on the amount so redeemed. In addition, from and after three (3) months from the Closing and in addition to the other required redemptions and the required monthly interest payments, the Company shall immediately pay to the Purchaser the amount, if any, that the outstanding balance (including, principal and accrued interest) under the Note exceeds the "Loan Formula Amount".

                  (b) Extension. In the event that the Company and the Purchaser enter into a definitive agreement with respect to an "Acquisition", the date for the required redemption described in subsection (a) above shall automatically be extended to September 11, 1997.

         1.06. Advances. Advances under the Note (from and after satisfaction of the conditions set forth in Article II hereof, and initial funding of up to $50,000 at the Closing based on appropriate documentation from the Company as to the Company's professional fees (including retainers) incurred to date in connection with the transactions contemplated by this Agreement and an additional initial funding of $50,000 at the Closing reflecting costs and corporate overhead incurred to date by the Company in connection with the PepsiCo Agreement) will be in amounts not to exceed the maximum disbursement amounts set forth on Exhibit 1.06-I hereof (provided, however, that the Company has met the completion schedule also set forth on Exhibit 1.06-I). In addition, from and after three (3) months from the Closing, advances under the Note will not exceed in any event the "Loan Formula Amount". The Company shall provide to the Purchaser on a weekly basis, a certificate of the chief executive officer of the Company as to the Net Outstanding Amount of Eligible Receivables at any such time, which certificate will be in substantially the form set forth on Exhibit 1.06-II hereof. The Company shall make requests for all subsequent advances after the Closing on the form of request attached hereto as Exhibit 1.06-III hereof.

         1.07 Security. The Note and the obligations evidenced by this Agreement will be secured by a perfected first priority lien on the accounts receivable of the Company arising out of the PepsiCo Agreement pursuant to the terms of that certain security agreement of even date herewith, by and between the Company and the Purchaser attached as Exhibit 5.01(k) hereof (the "Security Agreement"). A lockbox arrangement with the Purchaser will be established with respect to all such receivables substantially in accordance with the procedures set forth on
Exhibit 1.07 hereof.

         1.08 Facility Fee. The Company shall pay the Purchaser a facility fee in the amount of $40,000 (the "Facility Fee"). The Facility Fee shall be earned and owing at Closing. The Facility Fee shall be payable in a $20,000 lump sum payment four (4) months after Closing and a $20,000 lump sum payment five (5) months after Closing.

                                        3







         1.09 Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Rhode Island, such payment may be made on the next succeeding business day, and such extension of time shall in such case be included in the computation of payment of interest due.

         1.10 Replacement of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and, if requested by the Company, upon pledging of security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

                                   ARTICLE II

                      CONDITIONS TO PURCHASER'S OBLIGATION

           The obligation of the Purchaser to purchase and pay for the Note and Warrants at the Closing is subject to the following conditions:

         2.01. Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true on the date of the Closing.

         2.02. Documentation at Closing. The Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchaser and its special counsel:

         (a) A certified copy of all charter documents of the Company; a certified copy of the resolutions of the Board of Directors evidencing approval of this Agreement, the Note, the Warrants, and other matters contemplated hereby; a certified copy of the By-laws of the Company; and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to this Agreement, the Note and the Warrants.

         (b) Favorable opinion of Messrs. O'Connor, Broude & Aronson, counsel for the Company, as to matters set forth in Exhibit 2.02(b), and as to such other matters as the Purchaser, or its counsel, may reasonably request.

          (c) A certificate of the Secretary or an Assistant Secretary of the Company which shall certify the names of the officers of the Company, authorized to sign this Agreement, the Note, the Warrants and the other documents or certificates to be delivered pursuant to this Agreement by the Company, or any of its officers, together with the true signatures of such officers. The Purchaser may conclusively rely on such certificates until it


                                        4







shall receive a further certificate of the Secretary or an Assistant Secretary canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

                  (d) A certificate from a duly authorized officer of the Company stating that: (i) the representations and warranties of the Company contained in Article III hereof and otherwise made in writing in connection with the transactions contemplated hereby are true and correct, and (ii) no condition or event has occurred or is continuing or will result from execution and delivery of this Agreement, the Note or the Warrants which constitute an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  (e)      Execution and delivery of the Related Agreements.

                  (f)  An  executed   work  order  to  the   PepsiCo   Agreement
authorizing the Company to proceed with the so-called "national roll-out program", on substantially the terms previously presented to the Purchaser by the Company as reasonably determined by the Purchaser.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company represents and warrants that:

         3.01. Organization and Standing. The Company and each Subsidiary is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be operated in order to duly perform the Company's obligations under the PepsiCo Agreement. The Company and each Subsidiary is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary. Attached hereto as Exhibit 3.01 is a schedule which correctly identifies all Subsidiaries of the Company as of the date hereof and shows with respect to each Subsidiary its jurisdiction of incorporation. All of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned beneficially and of record as indicated in
Exhibit 3.01, free and clear of any lien, right, encumbrance or restriction of any nature, including, without limitation, any lien, right, encumbrance or restriction on transfer, except as otherwise indicated on Exhibit 3.06.


                                        5






         3.02. Corporate Action. The Company has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Note, the Warrants and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be; provided that the enforceability of such obligations is generally subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants. Neither the issuance of the Note or Warrants, nor the issuance of shares of the Company's Common Stock upon the exercise of the Warrants, is subject to preemptive or other similar statutory or contractual rights and will not conflict with any provisions of any agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound.

         3.03. Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Company of, or for the performance by it of its respective obligations under, this Agreement, the Note or the Related Agreements, except for filings necessary (i) to disclose such transactions pursuant to federal and state securities laws and the regulations of the NASDAQ stock market and the Boston Stock Exchange, and (ii) with the SEC, the Boston Stock Exchange, the NASDAQ stock market, the National Association of Securities Dealers, and any similar entity, if applicable, to perform the Company's obligations under the Registration Rights Agreement.

         3.04. Litigation. Except as set forth on Exhibit 3.04, there is no litigation or governmental proceeding or investigation pending or, to the best of the knowledge of the Company, threatened against the Company or any Subsidiary affecting any of its properties or assets, or against any officer, key employee or principal stockholder of the Company or any Subsidiary where such litigation, proceeding or investigation, either individually or in the aggregate, would have a material adverse effect on the Company or any Subsidiary, nor, to the best of the knowledge of the Company, has there occurred any event or does there exist any condition which might call into question the validity of this Agreement, the Note, the Related Agreements or any action taken or to be taken pursuant hereto or thereto. Neither the Company nor any Subsidiary, nor, to the best of the knowledge of the Company, any officer or key employee of the Company or any Subsidiary is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency affecting the Company or any Subsidiary.

         3.05. Compliance with Other Instruments. The Company and each Subsidiary is in compliance in all respects with the terms and provisions of this Agreement and of its charter and by-laws and, except as set forth on
Exhibit 3.05 or except where the failure to comply

                                        6







with the terms and provisions of the following would only result in liability to the Company or any Subsidiary of less than $5,000, is in compliance in all material respects with the terms and provisions of the mortgages, indentures, leases, agreements and other instruments and of all judgments, decrees, governmental orders, statutes, rules and regulations by which it is bound or to which its properties or assets are subject. Neither the execution and delivery of this Agreement, the Note or the Related Agreements, nor the consummation of any transactions contemplated hereby or thereby has constituted or resulted in or will constitute or result in a default or violation of any term or provision in any of the foregoing documents or instruments. A schedule of Indebtedness of the Company and each Subsidiary (including lease obligations required to be capitalized in accordance with applicable Statements of Financial Accounting Standards) is attached as Exhibit 3.05.

         3.06. Title to Assets. Except as is set forth in Exhibit 3.06 the Company and each Subsidiary has good and merchantable title to all of its assets, now carried on its books including those reflected in the most recent consolidated balance sheet of the Company and its Subsidiaries which forms a part of Exhibit 3.07 attached hereto, or acquired since the date of such balance sheet (except personal property disposed of since said date in the ordinary course of business) free of any mortgages, pledges, charges, liens, security interests or other encumbrances. Except as set forth on Exhibit 3.07, neither the Company nor any Subsidiary has received notice of default under any lease, nor does the Company or any Subsidiary have knowledge of any pending or threatened eviction and otherwise enjoys peaceful and undisturbed possession under all leases under which it is operating and all said leases are valid and subsisting and in full force and effect. The Company and each Subsidiary owns or has a valid right to use the patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copywriters inventions and intellectual property rights being used to conduct its business as now operated and as proposed to be operated in order to duly perform the Company's obligations under the PepsiCo Agreement, and, to the knowledge of the Company, the conduct of its business as now operated and as proposed to be operated in order to duly perform the Company's obligations under the PepsiCo Agreement does not and will not conflict with valid patents, patent rights, licenses, permits, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions and intellectual property rights of others. Neither the Company nor any Subsidiary has any obligation to compensate any Person for the use of any such patents or such rights nor has the Company or any Subsidiary granted to any Person any license or other rights to use in any manner any of such patents or such rights of the Company or any Subsidiary. Neither the Company nor any Subsidiary owns or holds title to any real property.

         3.07. Financial Information. The consolidated financial statements of the Company and its Subsidiaries attached as Exhibit 3.07 present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates thereof and its results of operations for the periods covered thereby and have complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and were prepared

                                        7







in accordance with GAAP applied on a consistent basis throughout the periods involved (except to the extent required by changes to GAAP or as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-QSB of the SEC). The consolidated financial statements so attached are: (i) for the Company and its Subsidiaries for the two fiscal years ended December 31, 1995 and December 31, 1994, certified by KPMG Peat Marwick LLP and (ii) for the Company and its Subsidiaries for the six-month period ended June 30, 1996, being unaudited and subject to year-end adjustments consisting of normal recurring items which will not be material in the aggregate. Neither the Company nor any Subsidiary has any liability contingent or otherwise not disclosed in the aforesaid financial statements or in the notes thereto, or in any filings with the SEC after such date which have been provided to the Purchaser, or on Exhibit 3.05 hereto, that could, together with all such other liabilities, materially affect the financial condition of the Company or any Subsidiary, nor does the Company have any reasonable grounds to know of any such liability. Except as described on Exhibit 3.07, since the date of said financial statements, (i) there has been no adverse change in the business, assets or condition, financial or otherwise, operations or prospects, of the Company or any Subsidiary; (ii) neither the business, condition, operations or prospects of the Company or any Subsidiary nor any of their properties or assets has been adversely affected as a result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; and (iii) neither the Company nor any Subsidiary has entered into any material transaction or made any distribution on its capital stock.

         3.08. Taxes. Except as set forth on Exhibit 3.08, the Company and each Subsidiary has accurately prepared and timely filed all federal, state and other tax returns required by law to be filed by it, except where the failure to so file would not be materially adverse to the Company, or any Subsidiary or to the business of the Company or any Subsidiary, and all taxes shown to be due and all additional assessments have been paid or provision made therefor. The Company knows of no additional assessments or adjustments pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment or adjustment. Except as set forth on Exhibit 3.08, neither the Company nor, to the Company's knowledge after due inquiry, any Subsidiary has been audited by any taxing authority.

         3.09. ERISA. No employee benefit plan established or maintained, or to which contributions have been made, by the Company or any Subsidiary, which is subject to part 3 of Subtitle B of Title I of The Employee Retirement Income Security Act of 1974, as amended ("ERISA") had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA) as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no material liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any such plan by the Company or any Subsidiaries.


                                        8





         3.10. Transactions with Affiliates. Except as set forth on Exhibit 3.10 there are no loans, leases, royalty agreements or other continuing transactions between the Company and any Person known to the Company owning five percent (5%) or more of any class of capital stock of the Company or other entity controlled by such stockholder or a member of such stockholder's family.

         3.11. Assumptions or Guaranties of Indebtedness of Other Persons. Except as set forth on Exhibit 3.11, neither the Company nor any Subsidiary has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person.

         3.12. Investments in Other Persons. Except as set forth on Exhibit 3.12, neither the Company nor any Subsidiary has made any loan or advance to any Person which is outstanding on the date of this Agreement, nor is the Company or any Subsidiary obligated or committed to make any such loan or advance, nor does the Company or any Subsidiary own any capital stock or assets comprising the business of, obligations of, or any interest in, any Person.

         3.13. Disclosure. Neither this Agreement, the financial statements incorporated herein as Exhibit 3.07, nor any other agreement, document, certificate or written statement furnished to the Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.14. No Brokers or Finders. Except as set forth on Exhibit 3.14, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company or any Subsidiary for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any Subsidiary or any agent of the Company or any Subsidiary.

         3.15. Other Agreements of Officers. To the best of the knowledge of the Company, no officer or key employee of the Company or any Subsidiary is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which materially and adversely affects, or in the future may (so far as the Company can reasonably foresee) materially and adversely affect, the business or operations of the Company or any Subsidiary or the right of any such person to participate in the affairs of the Company or any Subsidiary. Except as set forth on Exhibit 3.15, the Company has received no notice that any officer or key employee has any present intention of terminating his employment with the Company or


                                        9




any Subsidiary and neither the Company nor any Subsidiary has any present intention of terminating any such agreement.

         3.16. Capitalization; Status of Capital Stock. The Company has a total authorized capitalization consisting of 20,000,000 shares of Common Stock, of which 8,428,245 shares are issued and outstanding and 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. Exhibit 3.16 hereto sets forth a complete list of (i) all holders of five percent or more of any class of the Company's capital stock known to the Company and (ii) all officers and directors of the Company who hold any shares of any class of the Company's capital stock. All of the outstanding capital stock of the Company have been duly authorized, are validly issued and are fully paid and non-assessable. The shares of the Company's Common Stock issuable upon exercise of the Warrants, when so issued, will be duly authorized, validly issued and fully paid and non-assessable. Except as otherwise indicated on Exhibit 3.16, there are no options, warrants or rights to purchase shares of capital stock or other securities of the Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities. There are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by relevant state and federal securities laws. No holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. The offer and sale of all shares of capital stock and other securities of the Company issued before the Closing complied with or were exempt from all federal and state securities laws.

         3.17. Labor Relations. There are no unfair labor practice charges, pending trials with respect to unfair labor practice charges, pending material grievance proceedings or adverse decisions of a Trial Examiner of the National Labor Relations Board against the Company or any Subsidiary.

         3.18. Insurance. The Company and each Subsidiary carries insurance covering its properties and business adequate and customary for the type and scope of the properties and business.

         3.19. Books and Records. The books of account, ledgers, order books, records and documents of the Company and each Subsidiary accurately and completely reflect all material information relating to its business, the nature, acquisition, maintenance, location and collection of its assets, and the nature of all transactions giving rise to its obligations or accounts receivable.

         3.20. SEC Filings; Financial Statements. Except as set forth on Exhibit 3.20, the Company has timely filed and made available to the Purchaser all SEC reports required to be filed by the Company since January 1, 1993 or such later date as the Company first filed, or was first obligated to file, such forms, proxy statements, registration statements, reports,

                                       10




schedules and other documents filed, or required to be filed, by the Company with the National Association of Securities Dealers ("NASD"), the Securities and Exchange Commission (the "SEC") and any applicable state securities authorities, including, but not limited to, Forms 10-KSB, Forms 10-QSB and Forms 8-K (the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the "Securities Laws") and other applicable laws, rules, regulations or orders of any governmental authority and (ii) did not, at the time they were filed (or, if amended or superseded by a filing, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were made, not misleading.

         3.21.    [INTENTIONALLY OMITTED]

         3.22. Anti-Takeover. The Company has taken all necessary action to exempt the transactions contemplated by this Agreement and the Related Agreements from any applicable "moratorium", "fair price", "business combination", "control share", or other anti-takeover law, including, without limitation, Section 203 of the Delaware General Corporation Law. In addition, the Company has undertaken to comply with an exemption from Chapter 110C,
Section 1 (definition of"Take-Over Bid", subparagraph (4) thereof) based on the Board of Directors having approved the transactions contemplated by this Agreement, the Note and the Related Agreements in furtherance of the above cited exemption.

         3.23 Canadian Operations. Attached as Exhibit 3.23 is a complete and accurate description of the status of the Company's operations in Canada and the actions expected to be undertaken with respect to such operations through the remainder of 1996 and 1997. The Company represents and warrants that so far as the Company can reasonably foresee, the actions described on Exhibit 3.23 will not have a material adverse effect on the Company or on the Company's business taken as a whole.








                                       11




                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         4.01 Accredited Investor Status. The Purchaser acknowledges that it must be an accredited investor, as described herein, to qualify for the purchase of the Note and Warrants, and that it must be able to bear the economic risk of this investment. The Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Securities Act").

         4.02 Unregistered Securities. The Purchaser understands that the Note and Warrants have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon its investment intention and that the Company's reliance on such exemption is predicated in part on the representations made by the Purchaser to and with the Company as set forth in this Article IV.

         4.03 Investment Representation. The Purchaser represents that it is acquiring the securities hereunder for its own account and not with a view to reselling or otherwise distributing such securities in violation of any federal securities laws and understands and agrees that the securities to be issued hereunder are restricted on transfer and must be held unless they are registered under the Securities Act or an exemption from registration is available, and the Company has received an opinion of counsel, in form and substance satisfactory to it, to such effect. The Purchaser agrees that the following legend may be placed on any certificates evidencing the securities purchased herein:

         "The securities presented by this certificate have not been registered under the Securities Act of 1933, as amended and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

         4.04 Organization and Standing. The Purchaser is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction in which it was organized and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted. The Purchaser is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted, by it makes such licensing or qualification necessary.


                                       12




         4.05 Corporate Action. The Purchaser has all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement, the Note, the Warrants and any other agreements and instruments executed in connection herewith and therewith the valid and enforceable obligations they purport to be.

         4.06 Government Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the offer, issuance, sale, execution or delivery by the Purchaser of, or for the performance by it of its respective obligations under, this Agreement, the Note or the Related Agreements.

         4.07 No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or any agent of the Purchaser.

         4.08 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the best of the knowledge of the Purchaser, threatened against the Purchaser affecting any of its properties or assets, or against any officer, key employee or principal stockholder of the Purchaser where such litigation, proceeding or investigation, either individually or in the aggregate, might call into question the validity of this Agreement, the Note, the Related Agreements or any action taken or to be taken pursuant hereto or thereto.

                                    ARTICLE V

                                    COVENANTS

         5.01. Affirmative Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, from the date hereof until the Final Exercise Date, or, if later, the date on which the Note is paid on full, it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

                  (a) Punctual Payment. Pay the principal of, premium, if any, and interest on the Note and the Facility Fee at the times and place and in the manner provided in the Note and herein.

                  (b)  Payment of Taxes;  Trade Debt and  Indebtedness.  Pay and
discharge,   and  cause  each  Subsidiary  to  pay  and  discharge,  all  taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any


                                       13




properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. Subject to the terms of the Forbearance Agreement and except as otherwise agreed to by the Purchaser, pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations and all other Indebtedness incident to the operations of the Company or its Subsidiaries, whether such amounts shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise, except such as are being contested in good faith and by appropriate proceedings if the Company or any Subsidiary concerned shall have set aside on its books adequate reserves with respect thereto. In addition, the Company shall, and shall cause each Subsidiary to perform all terms, covenants or agreements on its part to be performed under any agreement or instrument (other than this Agreement or the Note) evidencing or securing or relating to any Indebtedness owing by the Company or any Subsidiary, as the case may be, when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period).

                  (c) Maintenance of Insurance. Maintain, and cause each Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or any such Subsidiary operates.

                  (d) Preservation of Corporate Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to so qualify would not be materially adverse to the Company's business taken as a whole. Preserve and maintain, and cause each Subsidiary to preserve and maintain, all licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and necessary to the conduct of its business.

                  (e) Compliance with Laws. Comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or other.

                  (f) Visitation Rights. At any reasonable time and from time to time, and upon reasonable notice and during normal business hours, permit the Purchaser or any agents

                                       14




or representatives thereof, to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of, the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of their officers or directors and independent accountants.

                  (g) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of the Company and such Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

                  (h) Maintenance of Properties, etc. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

                  (i) Compliance with ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension or other employee benefit or employee contribution plans which are subject to ERISA or to the Internal Revenue Code of 1986, as amended (the "Code"), and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in
Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

                  (j) Attendance at Board Meetings. From and after four (4) months from the date hereof, the Purchaser will be entitled to nominate one individual to the Board of Directors of the Company and the Company shall use its best efforts to cause the election of such nominee to the Board of Directors of the Company. In addition, immediately after execution of this Agreement, the Company shall send to the Purchaser the notice of the time and place of such meetings in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be, and shall permit representatives of the Purchaser to attend such meetings. The Company shall also provide to the Purchaser copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee.

                  (k) PepsiCo Agreement. Comply in all material respects with each term, covenant and agreement under the PepsiCo Agreement and comply with the completion schedule for the PepsiCo Agreement as set forth on Exhibit 5.01(k) hereof.



                                       15




         5.02. Negative Covenants. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the Final Exercise Date, or, if later, the date on which the Note is paid in full (except for the provisions of Sections 5.02(n), 5.02(o). and 5.02(r) which shall continue only until the Final Exercise Date), it will comply with and observe the following covenants and provisions, and will cause each Subsidiary to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not:

                  (a) Liens. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, now owned or hereinafter acquired, or assign or otherwise convey any right to receive income, except that the foregoing restrictions shall not apply to mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances:

                  (i) for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                  (ii) imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business;

                  (iii) arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (iv) arising from any litigation or proceeding which is being contested in good faith by appropriate proceedings provided, however, that no execution or levy has been made;

                  (v) arising out of a purchase money mortgage or security interest on personal property to secure the purchase price of such property (or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property), provided that such purchase money mortgage or security interest does not extend to any other or different property of the Company or any Subsidiary;

                  (vi) those set forth as Exhibit 3.06; and

                  (vii) to secure the Note and the Facility Fee.



                                       16




                  (b) Indebtedness. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any liability with respect to Indebtedness except for:

                           (i)      the Note and the Facility Fee;

                           (ii)     Indebtedness described on Exhibit 3.05; and

                           (iii) Indebtedness with respect to trade payables and lease obligations incurred in the normal course of the Company's business.

                  (c) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except as set forth in any Exhibit to this Agreement.

                  (d)  Mergers,  Sale of  Assets,  etc.  Except  as set forth in
Exhibit 5.02(d), merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) a material portion of its assets (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any of its accounts receivable (whether now in existence or hereinafter created) at a discount or with recourse, to, any Person, or permit any Subsidiary to do any of the foregoing, except that (1) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary and (2) any Subsidiary may merge into or transfer assets to the Company.

                  (e) Investments in Other Persons. Make or permit any Subsidiary to make, any loan or advance to any person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital stock, assets comprising the business of, obligations of, or any interest in, any Person, except:

                           (i)  investments  by the Company or a  Subsidiary  in
evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition;

                           (ii)  investments  by the Company or a Subsidiary  in
certificates of deposit, Note, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $100,000,000 and whose parent holding

                                       17




company has long-term debt rated Aa1 or higher, and whose commercial paper (if rated) is rated Prime 1, by Moody's Investors Service, Inc.;

                           (iii)  loans or  advances  from a  Subsidiary  to the
Company or from the Company to a Subsidiary;

                           (iv)  investments  by the Company or a Subsidiary  in
the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition; and

                           (v)  investments   resulting  from  foreign  currency
transactions entered into in the ordinary course of business.

                  (f) Distributions. Declare or pay any dividends, purchase, redeem, retire, or otherwise acquire for value any of its capital stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing (such transactions being hereinafter referred to as "Distributions"), except that the Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Company.

                  (g) Dealings with Affiliates. Enter or permit any Subsidiary to enter into any transaction with any holder of 5% or more of any class of capital stock of the Company known to the Company or any member of their families or any corporation or other entity in which any one or more of such stockholders or members of their immediate families directly or indirectly holds five percent (5%) or more of any class of capital stock except in the ordinary course of business and on terms not less favorable to the Company than it would obtain in a transaction between unrelated parties.

                  (h) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary.

                  (i) Change in Nature of Business. Make, or permit any Subsidiary to make, any material change in the nature of its business as carried on at the date hereof.

                  (j) Dissolution. etc. Except as set forth on Exhibit 5.02(d), dissolve, liquidate, wind up, merge or consolidate with another Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial part of its assets (whether now owned or hereafter acquired).

                  (k) Corporate Charter; Bylaws. Amend its certificate of incorporation, bylaws or other governing instruments of the Company.

                                       18




                  (l) Sale and Leaseback. Enter into any sale and leaseback arrangement with any lender or investor, or enter into any leases except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area.

                  (m) Repurchase of Shares. Repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of the Company, or declare or pay any dividend or make any other distribution in respect of the Company's capital stock.

                  (n) Issuance of Shares. Except as set forth on Exhibit 3.16, issue, sell, pledge, encumber, authorize the issuance of, enter into any agreement to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of the Company's Common Stock or any other capital stock of the Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock or amend or otherwise modify the terms of any such rights, warrants or options, including, without limitation, those rights, warrants and options set forth on
Exhibit 3.16, the effect of which shall be to make such terms more favorable to the holders thereof, except as provided in Section 5.02(p) hereof.

                  (o) Issuance of Other Securities. Adjust, split, combine or reclassify any capital stock of the Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of the Company's Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of the Company.

                  (p) Compensation. Grant any increase in compensation or benefits to the employees or officers of the Company; pay any severance or termination pay or any bonus other than the payment of any such amounts equaling in individual instances less than $5,000 and in the aggregate less than $25,000 and other than as described in Exhibit 5.02(p) hereto; and enter into or amend any severance agreements with officers of the Company; grant any material increase in fees or other increases in compensation or other benefits to directors of the Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits other than the voluntary acceleration of vesting of "out of the money" stock options or other stock-based compensation issued under the Company's 1991, 1992 or 1995 Stock Option Plans or 1994 Formula Stock Option Plan in connection with an employee's severance and termination of employment with the Company.

                  (q) Employment Agreements. Enter into or amend any employment agreement between the Company and any Person that the Company does not have the


                                       19





unconditional right to terminate without liability (other than liability for services already rendered), at any time or upon statutorily required notice.

                  (r) Employee Benefit Plan. Adopt any new employee benefit plan of the Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of the Company, or make any distributions from such employee benefit plans.

                  (s) Tax Changes. Make any significant change in tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in laws relating to Taxes or regulatory accounting requirements or GAAP.

                  (t)  Litigation.   Commence  any  litigation,  or  settle  any
litigation involving any liability of the Company in excess of $ 10,000.

                  (u) No-Shop. Except with respect to the Purchaser and its affiliates, the Company and any representative retained by the Company shall not initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any Competing Transaction, participate in any negotiations concerning, or provide to any other person any information or data relating to the Company or its Subsidiaries for the purpose of, or have any substantive discussions with, any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any Competing Transaction, or agree to or endorse any Competing Transaction; and the Company shall promptly notify the Purchaser of all relevant terms of any such inquiries and proposals received by the Company or any Subsidiary or by any director, officer or representative relating to any of such matters and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to the Purchaser a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 5.02(u) shall prohibit the Board of Directors of the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction, if, and only to the extent that, (A) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to shareholders imposed by Delaware General Corporation Law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to the Purchaser to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and provides to the Purchaser the specific terms and conditions of such person's or entity's proposal, (C) prior to furnishing such information to such person or entity, the Company receives from such person or entity an executed confidentiality agreement in substantially the form attached hereto as Exhibit 5.02(u), and (D) the Company keeps the

                                       20




Purchaser informed, on a current basis, of the status of any such discussions or negotiations; or (ii) complying with Rule 14e-2 promulgated under the Exchange Act (or any similar applicable law, rule or regulation) with regard to a Competing Transaction. The Company agrees immediately to cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Competing Transactions. Notwithstanding the foregoing, the Company may solicit offers for the purchase of its subsidiary, Kemper Management Services, Inc.; provided that the Company provides the Purchaser with copies of all correspondence sent or received in connection with such transaction and copies of any documents prepared in connection therewith, including all drafts which are distributed to or received from any potential purchaser; and provided further that the prior written consent of the Purchaser shall be required before any such sale may be consummated.

                  (v) Public Announcements. Issue or release any press release or other public disclosure related to this Agreement or the Related Agreements on any other transaction contemplated hereby without the prior approval of the Purchaser; provided, that nothing in this section shall be deemed to prohibit the Company from making any disclosure which its counsel deems necessary or advisable in order to satisfy the Company's disclosure obligations required under applicable law.

         5.03.  Reporting  Requirements.   The  Company  will  furnish  to  each
registered holder of any Note, Warrant or share of the Company's Common Stock issued upon exercise of the Warrants:

                  (a) as soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the statement of the chief executive officer of the Company setting forth details of such Event of Default or event and the action which the Company proposes to take with respect thereto;

                  (b) as soon as available  and in any event  within  forty-five
(45) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case, as to the balance sheets, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company, as the case may be, as having been prepared in accordance with GAAP;

                  (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the

                                       21




Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings and of changes in financial position of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all duly certified by independent public accountants of recognized standing reasonably acceptable to the Purchaser;

                  (d) promptly upon receipt thereof, any written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants;

                  (e) promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary of the type described in Section 3.04; and

                  (f) promptly after sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or the SEC and such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the Purchaser may from time to time reasonably request.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a)  The  Company  shall  fail  to  pay  any   installment  of
principal, interest or fees on the Note and/or the Facility Fee when due; or

                  (b) Any representation or warranty made by the Company or any Subsidiary in this Agreement or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Agreement or the Related Agreements, shall prove to have been incorrect when made in any material respect; or

                  (c) The Company or any Subsidiary shall fail to perform or observe any other term, covenant or agreement contained in this Agreement, the Note or the Related Agreements on its part to be performed or observed and any such failure remains unremedied


                                       22




for ten (10) days after written notice thereof shall have been given to the Company by the Purchaser; or

                  (d) The Company shall fail to perform or observe any term, covenant or agreement contained in the PepsiCo Agreement and any applicable grace period under the PepsiCo Agreement shall have expired without such having been cured.

                  (e) The Company or any Subsidiary shall (i) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (ii) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iii) suffer the entry of an order for relief in any involuntary case commenced under said Title 11, by its failure to obtain a dismissal within sixty
(60) days of any petition seeking such order; (iv) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (v) suffer the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or
(vi) make an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (f) Any judgment, writ, warrant of attachment or execution or similar process involving a claim or liability in excess of $25,000 or which would have a material adverse effect on the Company or its business shall be issued or levied against the Company or any Subsidiary and such judgment, writ, or similar process shall not be released, vacated or fully bonded within (60) days after its issue or levy; or

then, and in any such event, the Purchaser or any other holder of the Note may, by notice to the Company, declare the entire unpaid principal amount of the Note and the Facility Fee, all interest accrued and unpaid thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note and the Facility Fee, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.




                                       23




                                   ARTICLE VII

                        DEFINITIONS AND ACCOUNTING TERMS

         7.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" means any of the following involving the Company or any of its subsidiaries and the Purchaser or any of its subsidiaries whereby the Purchaser shall acquire control of the Company: (a) any merger, consolidation, share exchange, business combination, or other similar transaction; (b) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as whole, in a single transaction or series of transactions (other than a mortgage or pledge of assets by the Company for the purpose of providing financing collateral); or (c) any tender offer or exchange offer for all or substantially all of the outstanding shares of capital stock of the Company.

         "Affiliate" shall have the meaning assigned to that term in Rule 144 of the Securities Act.

         "Agreement" means this Note and Warrant Purchase Agreement as from time to time amended and in effect between the parties.

         "Canadian Subsidiaries" means Encon Systems Canada, Inc., Enera, Inc., BFR Industries, Ltd., EEP Distribution Services of Canada, Inc., CLM Lighting Solutions of Canada, Inc., 1105929 Ontario Limited, 1111576 Ontario Inc., and K&B Heudier Holdings, Inc.

         "Code" shall have the meaning assigned to that term in Section 5.01(i).

         "Company" means and includes Encon Systems, Inc. and its successors and assigns.

         "Common Stocks" means and includes the Company's Common Stock, $.01 par value per share, as authorized on the date of this Agreement and any other securities into which or for which any of such Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         "Competing Transaction" shall mean any of the following involving the Company or any of its Subsidiaries: (a) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the Acquisition); (b) any sale, lease, exchange, transfer or other disposition of more than 20% of the assets of the Company and its Subsidiaries, taken as whole, in a single transaction or series of transactions (other than a mortgage or pledge of

                                       24




assets by the Company for the purpose of providing financing collateral); (c) any tender offer or exchange offer for more than 20% or more of the outstanding shares of capital stock of the Company; (d) any person shall have acquired, after the date hereof, beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) shall have been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the then outstanding shares of capital stock of the Company; or (e) any public announcement of a proposal, plan or intention to do any of the foregoing.

         "Consolidated" when used with reference to any term defined herein mean that term as applied to the accounts of the Company and its Subsidiaries and the Canadian Subsidiaries consolidated in accordance with GAAP.

         "Distribution" shall have the meaning assigned to that term in Section 5.02(f).

         "ERISA" shall have the meaning assigned to that term in Section 3.09.

         "Events of  Default"  shall have the  meaning  assigned to that term in
Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the SEC (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time

         "Facility Fee" shall have the meaning assigned to that term in Section 1.08.

         "Final Exercise Date" shall have the meaning ascribed to such term in the Warrant.

         "Forbearance Agreement" means that certain forbearance agreement dated on or before the date hereof by and among the Company, Fleet National Bank and certain of the Company's Subsidiaries and attached as Exhibit 7(a) pursuant to which Fleet National Bank has agreed to forbear from the exercise of remedies arising from the Company's breach of its obligations to Fleet National Bank for a period not less than six (6) months from the date of such agreement.

         "GAAP" means generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports"' issued by the auditing Standard Board of the American Institute of Certified Public Accountants and statement and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.



                                       25




         "Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with GAAP, be classified upon the obligor's balance sheet as liabilities, but in any event including, without limitation, liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including, without limitation, (i) all guarantors endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined in accordance with applicable Statements of Financial Accounting Standards.

         "Loan Formula Amount" shall mean an amount equal to eighty percent (80%) of the Net Outstanding Amount of Eligible Receivables.

         "Net Outstanding Amount of Eligible Receivables" shall mean the net outstanding amount of accounts receivable of the Company (after eliminating all payments, adjustments and credits applicable thereto) evidencing PepsiCo's obligation to the Company for goods actually sold and delivered or services actually performed in the ordinary course of business by the Company pursuant to the PepsiCo Agreement, as to which goods or services no notice has been received by the Company from PepsiCo to the effect that such goods or services are not acceptable and which accounts receivable have been outstanding for less than sixty (60) days since their respective due dates, but excluding, however, (i) any accounts receivable as to which PepsiCo has claimed any setoff or dispute to the extent of the amount in dispute and (ii) any accounts receivable as to which the Purchaser does not have a perfected first priority security interest.

         "Note" shall have the meaning assigned to that term in Section 1.01.

         "PepsiCo" shall mean PepsiCo Food Systems, a division of PepsiCo, Inc., a North Carolina corporation.

         "PepsiCo Agreement" shall mean that certain agreement by and between PepsiCo and the Company attached hereto as Exhibit 7(b).

         "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers, or any other proceeding for the reorganization, liquidation, dissolution or other winding up of a Person.

                                       26




         "Purchaser"   means  and  shall  include  not  only  Providence  Energy
Corporation but also any other holder or holders of any of the Note or Warrants.

         "Registration Rights Agreement" means that certain registration rights agreement of even date herewith by and between the Company and the Purchaser with respect to the registration of the shares of the Company's Common Stock to be issued to the Purchaser under the Warrant and attached as Exhibit 7(c).

         "Related  Agreements"  means the  Registration  Rights  Agreement,  the
Security Agreement, the Subordination Agreement, the Voting Agreement, the Forbearance Agreement and the Warrant.

         "Securities  Act"  means  the  Securities  Act of 1933  or any  similar
Federal statute, and the rules and regulations of the SEC (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

         "Security  Agreement"  shall have the meaning  assigned to that term in
Section 1.07.

         "Subordination   Agreement"  means  that  certain   intercreditor   and
subordination agreement of even date herewith by and among the Company, the Purchaser, Fleet National Bank, General Electric Company, G.E. Lighting and Public Service Conservation Resources Corporation with respect to the Purchaser's superior security interest in certain accounts receivable of the Company and attached as Exhibit 7(d).

         "Subsidiary" or "Subsidiaries" shall mean, with respect to the Company, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Company or by the Company and/or one or more other Subsidiaries and any other Person which under GAAP, should at any time be consolidated with the Company and/or any other Subsidiary for financial reporting purposes; provided, however, that notwithstanding the foregoing, the term "Subsidiary" or "Subsidiaries" shall not include the Canadian Subsidiaries.

         "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.





                                       27




         "Voting Agreements" shall mean the agreement of even date herewith to vote shares by and between the Purchaser and the holders of not less than 750,000 shares of the Company's Common Stock and attached as Exhibit 7(e).

         "Warrant" shall have the meaning assigned to that term in Section 1.02.

         7.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in preparation of the financial statements attached hereto as Exhibit 3.07, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with such principles.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser, or any other holder of the Note or Warrants in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         8.02. Amendments, Waivers and Consents. Any provision in this Agreement, the Note or the Warrants to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the Purchaser. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Written notice of any waiver or consent effected under this subsection shall promptly be delivered by the Company to any holders who did not execute the same.

         8.03. Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to the applicable party at the addresses indicated below:

         If to the Company:

                  Encon Systems, Inc.
                  86 South Street


                                       28




                  Hopkinton, Massachusetts 01748
                  Attention: Robert P. Wexler, Chief Executive Officer

         with a copy to:

                  Paul D. Broude, Esq.
                  O'Connor, Broude & Aronson
                  950 Winter Street, Suite 2300
                  Waltham, Massachusetts 02154

         If to the Purchaser:

                  Providence Energy Corporation
                  100 Weybosset Street
                  Providence, Rhode Island 02903
                  Attention: Gary S. Gillheeney, Chief Financial Officer

         with copies to:

                  Alycia L. Goody, Esq.
                  Providence Energy Corporation
                  100 Weybosset Street
                  Providence, Rhode Island 02903

                           and

                  Margaret D. Farrell, Esq.
                  Hinckley, Allen & Snyder
                  1500 Fleet Center
                  Providence, Rhode Island 02903

If to any other holder of the Note or Warrants: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         8.04. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and assigns, except that the Company shall have no right to assign its rights hereunder or any interest

                                       29




herein without the prior written consent of the Purchaser and, except for an assignment by the Purchaser to an Affiliate of its rights under this Agreement together with its rights under the Related Agreements (which such assignment shall be expressly permitted without the consent of the Company), the Purchaser shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Company.

         8.05. Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Note, the Warrants or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof and the making of the loans until all amounts outstanding under the Note have been repaid, or until the Final Expiration Date, if later.

         8.06. Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements conceming the subject matter hereof.

         8.07. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Rhode Island.

         8.09. Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         8.10. Sealed Instrument. This Agreement is executed as an instrument under seal.

         8.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         8.12. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement, the Note and the Warrants.

         8.13. Expenses. Each party to this Agreement shall bear its own expenses and costs associated with the negotiation and preparation of this Agreement.




                                       30




         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                ENCON SYSTEMS, INC.


                                                By:/s/ Robert P. Wexler
                                                   --------------------------
                                                   Robert P. Wexler
                                                   Chief Executive Officer

                                                PROVIDENCE ENERGY
                                                CORPORATION


                                                By:/s/ Gary S. Gilheeney
                                                   --------------------------
                                                   Gary S. Gillheeney
                                                   Chief Financial Officer












                                       31